Exhibit 10.16.1

Certain confidential information contained in this exhibit, marked by brackets, has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) would be competitively harmful if disclosed.

AMENDMENT NO. 1 TO AMENDED AND RESTATED ALLIANCE AGREEMENT

This Amendment No. 1 to the Amended and Restated Alliance Agreement (hereinafter called the “Amendment No. 1”) is made and entered into this 24th of March 2022 by and between LanzaTech NZ, Inc., a company organized and existing under the laws of Delaware (“LanzaTech”) and Mitsui & Co., Ltd., a company incorporated and existing under the laws of Japan (“Mitsui”). Each of Mitsui and LanzaTech shall be referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Any capitalized terms not defined herein have the meaning as defined in the Agreement (hereinafter defined).

RECITALS

WHEREAS, the Parties entered into an Amended and Restated Alliance Agreement dated February 15, 2022 (“Agreement”) to promote, market and license the use of LanzaTech Technology, and allow collaboration between the Parties for the development, strategic investment, marketing and distribution of products and services related to LanzaTech Technology.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.1.Amendment to Section 4.1. Section 4.1 of the Agreement is hereby amended by adding a new Section 4.l(e) as follows:

“4.1(e)Notwithstanding anything to the contrary in Section 4.1(a), the Parties agree that Mitsui’s status as LanzaTech’s Preferred Provider shall not apply solely with respect to commercial arrangements within the United States as they exist from time to time between LanzaTech and [***] or any of its Affiliates [***] solely to the extent concerning (i) [***]’s purchase and sale of any products or services incorporating, based on or using any LanzaTech Technology, as currently existing or as may be developed by or for LanzaTech as well as related methods, process and procedures for the implementation thereof, and (ii) [***]. LanzaTech warrants and represents that any such commercial arrangements would not affect Mitsui’s or Mitsui’s Affiliates’ ability to purchase or sell such products or services in connection with any [***] ethanol projects which Mitsui or any of Mitsui’s Affiliates are or may be directly or indirectly involved in.”

1.2.Governing Law. This Amendment No. 1 will be governed by and construed in accordance with the laws of the State of California, without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction and without regard to the United Nations Convention on Contracts for the International Sale of Goods

1.3.Execution. This Amendment No. 1 may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Amendment No. 1 by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and deliver of this Amendment No. 1 by such Party.

1.4.No Other Amendment. Any other provision of the Agreement shall remain unchanged and shall continue in full force and effect in every respect.

1.5.Miscellaneous. Section 12.7 and 12.8 of the Agreement shall apply mutatis mutandis to this Amendment No. 1.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives.

LANZATECH NZ, INC.		MITSUI & CO., LTD.
By:	/s/ Jennifer Holmgren	By:	/s/ Yashiro Uchida
Name:	Jennifer Holmgren	Name:	Yashiro Uchida
Title:	CEO	Title:	GM, NexGen Energy Division